UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 12, 2025

Solo Brands, Inc.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 001-40979

Delaware		87-1360865
State or Other Jurisdiction of Incorporation or Organization		I.R.S. Employer Identification No.

1001 Mustang Dr.
Grapevine,	TX	76051
Address of Principal Executive Offices		Zip Code
(817) 900-2664
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	DTC*	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* As previously reported, effective April 22, 2025, our Class A common stock has been suspended from trading on the New York Stock Exchange (“NYSE”). Our Class A common stock is currently being quoted on the OTC Pink Market under the symbol “DTCB”. Pursuant to our right to a review of the staff of NYSE Regulation’s determination to delist our Class A common stock by a Committee of the Board of Directors of the NYSE, on May 6, 2025, we sent a notice to the NYSE appealing the determination of staff of NYSE Regulation to commence proceedings to delist our Class A common stock from the NYSE. During the appeal period, our Class A common stock remains listed on the NYSE, though trading in the Class A common stock is suspended.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 12, 2025, Solo Brands, LLC, as seller (the “Seller”), an indirect subsidiary of Solo Brands, Inc., a Delaware corporation (the “Company”), entered into an agreement (the “Equity Purchase Agreement”) whereby the Seller sold 100% of the equity interests in the subsidiaries operating the TerraFlame business to the individuals (the “Buyers”) who originally sold to the Seller the equity interests in such subsidiaries in May 2023. Under the Equity Purchase Agreement, the Seller retained ownership of the trademarks and other intellectual property related to the TerraFlame products. In addition, the Seller and the Buyers entered into a supply agreement (the “Supply Agreement”), whereby the Buyers will continue producing the products currently branded under the TerraFlame trademarks and will sell them to the Seller for its continued exclusive distribution thereof.

As part of the transaction, (i) the Seller and the Buyer settled a payment of contingent consideration owed by the Seller to the Buyers in connection with the Seller’s acquisition of TerraFlame in May 2023, (ii) the Seller terminated employment and consultancy agreements with the Buyers, and (iii) the Buyers paid consideration for the equity interests of the relevant subsidiaries, resulting in a net cash payment from the Seller to the Buyers of $2.5 million.

The agreements and transactions described above are referred to herein, as the “Transaction.”

Item 9.01. Financial Statements and Exhibits

(b) Pro Forma Financial Information

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference under this Item 9.01. Pursuant to the rules of the Securities and Exchange Commission and Form 8-K, the disposition effected pursuant to the Equity Purchase Agreement is deemed to be “significant” as such term is defined under Rule 11-01(b) of Regulation S-X because the fair value of the consideration for the disposition exceeds the applicable threshold under the “investment test” set forth under Rule 1.02(w)(1)(i)(B) of Regulation S-X. The Company does not otherwise consider the disposition material.

The unaudited pro forma financial information of the Company giving effect to the Transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference:

•Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2025
•Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2025
•Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2024
•Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(d) Exhibits

Exhibit No.	Description of Exhibits
99.1	Unaudited Pro Forma Financial Information of Solo Brands, Inc.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Solo Brands, Inc.
(Registrant)

Date:	June 18, 2025	By:	/s/ Laura Coffey
Laura Coffey
Chief Financial Officer